Exhibit 10.62

Conformed Copy

SUBORDINATION AGREEMENT

dated 20 April 2004

between

ADVANCED MICRO DEVICES, INC.,

AMD FAB 36 HOLDING GMBH, AMD FAB 36 ADMIN GMBH,

LEIPZIGER MESSE GMBH, FAB 36 BETEILIGUNGS GMBH, AMD FAB 36

LLC

and

LM BETEILIGUNGSGESELLSCHAFT MBH

as Partners

AMD FAB 36 LIMITED LIABILITY COMPANY & CO. KG

as Borrower

ABN AMRO BANK N.V.,

COMMERZBANK AKTIENGESELLSCHAFT, DEUTSCHE BANK

LUXEMBOURG S.A., DRESDNER KLEINWORT WASSERSTEIN, KFW,

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE

and

LANDESBANK SACHSEN GIROZENTRALE

as Mandated Lead Arrangers

DRESDNER BANK LUXEMBOURG S.A.

as Facility Agent

DRESDNER BANK AG IN BERLIN

as Security Agent

and

THE FINANCIAL INSTITUTIONS

listed in Schedule 1

Baker & McKenzie

Frankfurt

THIS AGREEMENT is dated 20 April 2004 and made between

(1)	Advanced Micro Devices, Inc., a corporation organized under the laws of the State of Delaware, United States of America, having its principal place of business in Sunnyvale, California, United States of America (“AMD”);

(2)	AMD Fab 36 Holding GmbH, Wilschdorfer Landstrasse 101, 01109 Dresden;

(3)	AMD Fab 36 Admin GmbH, Wilschdorfer Landstrasse 101, 01109 Dresden;

(4)	Leipziger Messe GmbH, Messe-Allee 1, 04356 Leipzig;

(5)	Fab 36 Beteiligungs GmbH, Lotterbergstrasse 30, 70499 Stuttgart;

(6)	AMD Fab 36 LLC, One AMD Place, Sunnyvale, CA 94088 California, U.S.A.;

(7)	LM Beteiligungsgesellschaft mbH, Messe-Allee 1, 04356 Leipzig (together with the parties referred to in (1) through (6), the “Partners”);

(8)	AMD Fab 36 Limited Liability Company & Co. KG, Wilschdorfer Landstrasse 101, 01109 Dresden (the “Borrower”);

(9)	ABN AMRO Bank N.V., Commerzbank Aktiengesellschaft, Deutsche Bank Luxembourg S.A., Dresdner Kleinwort Wasserstein, the investment banking division of Dresdner Bank AG, KfW, Landesbank Hessen-Thüringen Girozentrale und Landesbank Sachsen Girozentrale as Mandated Lead Arrangers (the “Mandated Lead Arrangers”);

(10)	Dresdner Bank Luxembourg S.A. as Facility Agent (the “Facility Agent”);

(11)	Dresdner Bank AG in Berlin as Security Agent (the “Security Agent”); and

(12)	the financial institutions listed in Schedule 1.

WHEREAS:

(A)	The Borrower has been formed for the purpose of constructing, owning and operating a 300 mm silicon wafer microprocessor fabrication facility located at Wilschdorfer Landstrasse 101 in 01109 Dresden.

(B)	AMD Fab 36 Holding GmbH, Leipziger Messe GmbH (upon signing of the Partnership Agreement and the registration of Leipziger Messe GmbH and Fab

36 Beteiligungs GmbH as limited partners of the Borrower with the commercial register), Fab 36 Beteiligungs GmbH (upon signing of the Partnership Agreement and the registration of Leipziger Messe GmbH and Fab 36 Beteiligungs GmbH as limited partners of the Borrower with the commercial register) and AMD Fab 36 Admin GmbH are limited partners of the Borrower, and AMD Fab 36 LLC and LM Beteiligungsgesellschaft mbH (upon signing of the Partnership Agreement and the registration of Leipziger Messe GmbH and Fab 36 Beteiligungs GmbH as limited partners of the Borrower with the commercial register) are general partners of the Borrower.

(C)	AMD (through AMD Fab 36 Holding GmbH), Leipziger Messe GmbH, Fab 36 Beteiligungs GmbH and AMD Fab 36 Admin GmbH have made or will make and/or have committed or will commit to make available to the Borrower paid-in partnership capital in amounts of EUR 585,000,000, EUR 120,000,000, EUR 60,000,000 and EUR 362,000, respectively, by way of a partnership agreement (the “Partnership Agreement”) dated on or about the date hereof. Leipziger Messe GmbH and Fab 36 Beteiligungs GmbH will furthermore make available to the Borrower amounts of EUR 80,000,000 and EUR 60,000,000, respectively, by way of contributions to a silent partnership entered into with the Borrower by way of a silent partnership agreement (the “Silent Partnership Agreement”) dated on or about the date hereof. In addition, AMD will make available equity and/or subordinated loans under the Revolving Credit Agreement (as defined below) in a total amount of EUR 750,000,000. In connection therewith, AMD, Leipziger Messe GmbH and Fab 36 Beteiligungs GmbH have entered into a Cooperation Agreement (Kooperationsvertrag) (the “Cooperation Agreement”) dated 20 November 2003.

(D)	The Mandated Lead Arrangers and the financial institutions listed in Schedule 1 (together with all other banks, financial institutions, trusts, funds or other entities which have become a party as lenders to the Facility Agreement, the “Lenders”) will make available to the Borrower a secured term loan facility in an amount of EUR 700,000,000 (the “Facility”) pursuant to a Term Loan Facility Agreement dated on or about the date hereof (the “Facility Agreement”), and the obligations of the Borrower under the Facility Agreement will be guaranteed by AMD under a Guarantee Agreement (the “Guarantee Agreement”) of even date therewith.

(E)	Pursuant to the Facility Agreement, the facilities made available pursuant to the terms thereof shall have priority over, and shall rank before, all claims of the Partners against the Borrower, subject to the provisions set out in this Subordination Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Subordination Agreement

“Affiliate” means “Verbundenes Unternehmen” (Affiliate), as this term is defined in the Facility Agreement.

“Auditors” means “Wirtschaftsprüfer” (Auditors), as this term is defined in the Facility Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Frankfurt am Main, Berlin, Dresden, London and Luxembourg and, in relation to a payment date, any TARGET Day.

“Cash” means “Barmittel” (Cash), as this term is defined in the Facility Agreement.

“Cash Equivalents” means “Barmitteln Vergleichbare Anlagen” (Cash Equivalents, as this term is defined in the Facility Agreement.

“Cost Plus Reimbursement Agreement” means “Cost Plus–Kostenerstattungsvertrag” (Cost Plus Reimbursement Agreement), as this term is defined in the Facility Agreement.

“Credit Rating” means “Rating”, as this term is defined in the Facility Agreement.

“Default” means “Kündigungstatbestand” (Default), as this term is defined in the Facility Agreement.

“Escrow Account” means “Sonderkonto” (Escrow Account), as this term is defined in the Facility Agreement.

“Event of Default” means “Kündigungsgrund” (Event of Default), as this term is defined in the Facility Agreement.

“Excess Contributed Capital Amounts” means “Zusätzliches Eigenkapital” (Excess Contributed Capital Amounts), as this term is defined in the Facility Agreement.

“Federal/State Guarantors Decision” means “Bürgschaftsentscheidung” (Federal/State Guarantors Decision), as this term is defined in the Facility Agreement.

“Finance Documents” means “Finanzierungsdokumente” (Finance Documents), as this term is defined in the Facility Agreement.

“Finance Parties” means “Finanzierungsparteien” (Finance Parties), as this term is defined in the Facility Agreement.

“Group” means “Gruppe” (Group), as this term is defined in the Facility Agreement.

“Holding Company” means “Holdinggesellschaft” (Holding Company), as this term is defined in the Facility Agreement.

“Liabilities” means all present and future sums and payment obligations, whether actual or contingent, owing or payable by the Borrower to any of the Finance Parties under the Finance Documents.

“Limited Partners” means “Kommanditisten” (Limited Partners), as this term is defined in the Facility Agreement.

“Majority Lenders” means “Kreditgebermehrheit” (Majority Lenders), as this term is defined in the Facility Agreement.

“Management Service Agreement” means “Geschäftsbesorgungsvertrag” (Management Service Agreement), as this term is defined in the Facility Agreement.

“Minimum Cash” means “Mindestbarmittel” (Minimum Cash), as this term is defined in the Facility Agreement.

“Net Profits” means “Nettogewinn” (Net Profits), as this term is defined in the Facility Agreement.

“Outstandings” means “Ausstehender Kreditbetrag” (Outstandings), as this term is defined in the Facility Agreement.

“Participations” means “Beteiligungen” (Participations), as this term is defined in the Facility Agreement.

“Project Documents” means “Projektdokumente” (Project Documents), as this term is defined in the Facility Agreement.

“Purchase Agreements” means “Kaufverträge” (Purchase Agreements), as this term is defined in the Facility Agreement.

“Rating” has the meaning ascribed to such term in the Facility Agreement.

“Revolving Credit Agreement” means “Gesellschafter-Barkreditvertrag” (Revolving Credit Agreement), as this term is defined in the Facility Agreement.

“Security Documents” means “Sicherheitendokumente” (Security Documents), as this term is defined in the Facility Agreement.

“Subordinated Liabilities” means all present and future sums and payment obligations, whether actual or contingent, owing or payable (i) by the Borrower to the Partners (or any of them) or AMD in connection with loans or other financing arrangements (including, but not limited to, the Revolving Credit Agreement and the Subordinated Loan Agreement) made with, all guarantees and sureties issued at the request or in the interest of, the Borrower, repayments of paid-in capital, redemption of partnership interests or shares, termination or withdrawals of partners or shareholders, partners’ accounts, dividends or for any other reason, or (ii) by AMD to Leipziger Messe GmbH, Fab 36 Beteiligungs GmbH and/or LM Beteiligungsgesellschaft mbH or any affiliates thereof in connection with guarantees or sureties issued or undertakings made in connection with the partnership interests, silent participations and other rights and obligations agreed pursuant to the Partnership Agreement, the Silent Partnership Agreement, the Cooperation Agreement and other agreements made in relation thereto.

“Subordinated Loan Agreement” means “Gesellschafter-Tilgungskreditvertrag” (Subordinated Loan Agreement), as this term is defined in the Facility Agreement.

“Tax” means “Steuer” (Tax), as this term is defined in the Facility Agreement.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Total Commitments” means “Gesamtkreditzusagen” (Total Commitments), as this term is defined in the Facility Agreement.

“Utilisation” means a utilisation of the Facility.

1.2	The expressions “Mandated Lead Arrangers”, “Facility Agent” and “Security Agent” shall, where the context permits, include all of such parties’ respective successors and assigns under the Finance Documents.

1.3	In this Subordination Agreement, unless the context requires otherwise,

(a)	references to provisions of any law or regulation shall be construed as references to any such provisions as the same may be amended, modified, re-enacted or replaced from time to time;

(b)	references to this Subordination Agreement, the Finance Documents or to any of them shall be construed as references to this Subordination Agreement or any such document as the same may be amended, supplemented, restated or varied from time to time;

(c)	save where the contrary is indicated, the singular of any defined term shall be construed as the reference to the plural where the plural is used, and vice versa.

2.	SUBORDINATION

2.1	From the date of the first Utilisation, and except as expressly provided otherwise in this Subordination Agreement, each of the Partners and the Borrower hereby agree that the Subordinated Liabilities shall irrevocably be subordinated to, and shall rank behind in right of payment, the Liabilities, in accordance with and subject to the terms of this Subordination Agreement. The subordination of the Subordinated Liabilities pursuant to this Subordination Agreement shall remain unaffected by any change of the legal form of any Partner or the Borrower.

2.2	From the date of the first Utilisation, and until payment and discharge in full of the Liabilities, the Partners undertake not to make any payment, nor effect a discharge in any other way, nor grant any security interests, in respect of the Subordinated Liabilities, nor shall the Partners, individually or collectively, claim or receive any payment or any security interests from the Borrower or any third party, or commence any proceedings against the Borrower or take any action in respect of the Subordinated Liabilities (other than with the sole aim of obtaining a declaratory judgment or court order protecting intellectual property rights other than by way of seeking money judgments (provided however that such money judgments can be pursued without limitation from the time all actual or contingent obligations under the Guarantee Agreement have been performed or have otherwise ceased to exist, or earlier if all rights in payment thereunder (a) are exercised to the effect that all amounts payable by the Borrower shall be paid to the Security Agent and (b) have been assigned to the Security Agent for the purpose of securing all claims under the Guarantee Agreement)) save with the prior written consent of the Lenders, provided, however, that as long as no Default (in case of subparagraph (ix) and (x) below, only to the extent that the occurrence of such Default is not dependent on a determination under any of the Finance Documents), Event of Default or Payment Default (as defined below) has occurred and is continuing, there are excepted from the foregoing provisions of this Section 2:

(i)	payments made by the Borrower on an arms’ length basis pursuant to Article 2 of the Management Service Agreement;

(ii)	payments made to AMD Fab 36 Holding GmbH, or any other settlement effected by AMD Fab 36 Holding GmbH in respect of amounts owing by the Borrower, pursuant to Article 2.6 of the AMD Fab 36 Cost Plus Reimbursement Agreement dated on or about the date hereof among AMD Fab 36 Holding GmbH and the Borrower;

(iii)	payments due and made in respect of equipment purchases from AMD on an “at cost” basis and not exceeding in the aggregate an amount of EUR 30,000,000;

(iv)	as long as the Rating is B3 or better by Moody’s and B- or better by Standard & Poor’s, payments of principal (but not interest) under the Revolving Credit Agreement;

(v)	as long as the Rating is Caa1 or better by Moody’s and CCC+ or better by Standard & Poor’s, distribution of annual profits made in accordance with Clauses 9.5.3, 9.5.4 and 9.7 of the Partnership Agreement and Clauses 5.5.1, 5.5.2 and 5.7 of the Silent Partnership Agreement to Limited Partners who are not members of the Group in respect of their partnership interests in the Borrower and in respect of Participations, in an amount not exceeding 13 % per annum of their respective paid-in capital shares (Pflichtkapital) or capital contributions made in respect of Participations, subject to the requirements of the Facility Agreement;

(vi)	payments made to AMD Fab 36 LLC and LM Beteiligungsgesellschaft mbH in compensation of their obligations as general partners under the Partnership Agreement, in a total amount of up to the equivalent of USD 75,000 per annum (plus applicable VAT);

(vii)	provided that the Outstandings and Total Commitments under the Facility Agreement amount to EUR 250,000,000 or less, repayments of partner or equity interests (Gesellschaftsanteile) in the partnership of the Borrower or in the Participations, and distributions of Net Profits converted into equity (“Converted Capital”), made to Limited Partners who are not members of the Group in accordance with the Partnership Agreement, the Silent Partnership Agreement, the Purchase Agreements and the Federal/State Guarantors Decision, from the excess of (a) the sum of Cash and Cash Equivalents of the Borrower over (b) the sum of the Borrower’s Minimum Cash, any amounts held in the Escrow Account, the amount of outstandings under the Revolving Credit Agreement, prepayments made under the Cost Plus Reimbursement Agreement (this does not apply to prepayments made when due under the Cost Plus Reimbursement Agreement) and EUR 100,000,000;

(viii)	after 31 December 2005, repayments, or payments made in respect of the transfer, of partner or equity interests (Gesellschaftsanteile) in the partnership of the Borrower or in the Participations made to Limited Partners who are not members of the Group in accordance with the Partnership Agreement, the Silent Partnership Agreement, the Purchase Agreements and the Federal/State Guarantors Decision in amounts made available to the Borrower by AMD concurrently under a Subordinated Loan Agreement in addition to the amounts required pursuant to the condition set out in Schedule 2 Part II subclause (d)(i)(A) of the Facility Agreement, or by means of Excess Contributed Capital Amounts.

(ix)	payments to Limited Partners necessary to permit the Limited Partners, or any Holding Company of the Limited Partners on their behalf, to pay when due and payable any amounts of German income taxes required to be paid by the Limited Partners on their income on the annual profits of the partnership as partners of the Borrower and on the annual profits from the Participations; and

(x)	payments (Auszahlungen) (by way of dividends, repurchase, redemption or otherwise) by the Borrower to AMD Fab 36 Holding GmbH or any Holding Company or Affiliate thereof on its behalf, in amounts not exceeding the aggregate of Excess Contributed Capital Amounts (other than those made for the purpose described in paragraph (viii) above), provided that if and when such payments are made the Credit Rating must be B3 or better by Moody’s Investors Service, Inc. and B- or better by Standard & Poor’s Corporation.

If the Cost-Plus Reimbursement Agreement or the Management Service Agreement is terminated for any reason whatsoever, the Borrower shall be permitted to credit the amounts payable thereunder against the amounts receivable by it thereunder strictly in accordance with the terms of each such Project Document.

2.3	In addition to the foregoing provisions of this Section 2, and subject to the exceptions as set out therein, each of the Partners hereby subordinates its claims against the Borrower arising under or in connection with Subordinated Liabilities to the claims of all other present and future creditors of the Borrower, provided that the subordination under this sentence shall not apply to any such claims as long as and to the extent that omitting such claims from the subordination under this sentence will not result in, or lead to an increase of, an overindebtedness of the Borrower within the meaning of Section 19 Insolvency Act (Insolvenzordnung), to be determined on the basis of the Borrower’s statement of affairs (Vermögensstatus) as per any relevant point in time or, if applicable, in an opening or closing liquidation balance sheet (Liquidationseröffnungs-, -schlussbilanz). For the purposes of determining whether a repayment of principal or the payment of interest by the Borrower is permitted under this paragraph, the value of the assets and liabilities of the Borrower to be included in the relevant statement of affairs shall always be determined by the managing directors and confirmed by the Auditors in accordance with the applicable rules. The Partners shall not be entitled to make payment claims in respect of the Subordinated Liabilities as long as there is an overindebtedness of the Borrower within the above meaning, or as long as there is not a liquidation surplus, or in an insolvency proceeding over the assets of the Borrower, it being understood that the Partners’ claims shall rank behind all other creditors in case of any insolvency proceeding which is governed by the provisions of the Insolvency Act (Insolvenzordnung).

3.	UNDERTAKINGS OF THE PARTNERS

3.1	From the date of the first Utilisation, each of the Partners hereby undertakes towards each of the Finance Parties not to assign, pledge or otherwise dispose of their rights in respect of the Subordinated Liabilities (whether by set-off, drawings under bills of exchange or by agreeing to subordinate any of the Subordinated Liabilities to the claims of other creditors of the Borrower), except for assignments or pledges of claims and rights which are excepted pursuant to paragraphs (v), (vii) and (viii) of Clause 2.2 for the purpose of securing lenders to Limited Partners who are not members of the Group, and otherwise save as permitted pursuant to Clause 2 hereof or with the prior written consent of the Lenders. Each of the Partners hereby agrees and covenants with the Borrower that the foregoing limitations and prohibitions shall also apply among each Partner and the Borrower, and that any assignment of any Subordinated Liabilities to a third party other than as expressly permitted in this Agreement shall have no effect.

3.2	If any payment or transfer of funds or assets is made by the Borrower to any Partner in breach of this Clause 3, each Partner having received any such payment, funds or other assets from the Borrower shall promptly pay or transfer to the Security Agent (acting on behalf of the Finance Parties) any and all such sums, funds or assets which shall be held in trust by the Security Agent for the Finance Parties, and which shall be applied in payment towards the Liabilities as determined by the Facility Agent in accordance with the Finance Documents and, in particular, any security trust agreements made among or applicable to the Finance Parties. The Partners and the Borrower hereby agree that any payments, funds or assets made available to any of the Partners in breach of this Clause 3 shall be deemed to not have discharged, and released, the relevant underlying liability of the Borrower towards the relevant Partner.

3.3	If any of the Liabilities in respect of principal or interest remains unpaid for a period of more than five (5) Business Days after its due date (a “Payment Default”), or if a Default or Event of Default has occurred and is continuing, any Partner who is a member of the Group may, and shall at the request of the Facility Agent (acting on the instructions of the Majority Lenders),

(i)	exercise any of its rights in payment or otherwise against the Borrower to the effect that all amounts (but in the case of the amounts referred to in Sub-Clause 2.2(ix) hereof, only when an Event of Default or Default has occurred and is continuing) payable by the Borrower shall be paid to the Security Agent (acting on behalf of the Finance Parties), and

(ii)	(only in case of an Event of Default) agree to assign for security purposes its payment claims to the extent not already assigned under the Security Documents in respect of Subordinated Liabilities against the Borrower to the Security Agent and/or any of the Finance Parties for the purpose of discharging any Liabilities in respect of principal or interest which are due but unpaid. The Security Agent and the Finance Parties shall release any payments, proceeds and claims received under this provision when a Payment Default, Default or Event of Default is no longer continuing.

3.4	The Partners agree that, from the date of the first Utilisation, and except as permitted pursuant to Clauses 2.2 and 3.3 hereof, no profit distributions, no repayments of capital or of any other funds shall be made available by the Borrower to any Partner or any third party on behalf of any Partner, and that no payments to that effect shall be requested, be initiated or made to, or accepted by, any of the Partners prior to the discharge in full of the Liabilities.

3.5	Without prejudice to the rights of purchase and sale in respect of partnership interests or silent partnership interests as provided in the Partnership Agreement or the Silent Partnership Agreement, the Partners undertake to ensure, to the best of their respective capabilities, that until discharge in full of the Liabilities the legal and the equity interest structure of the Borrower as disclosed to the Lenders as at the date of the Facility Agreement will remain unchanged, save as otherwise agreed with the Lenders.

3.6	The Partners who are members of the Group undertake to cause the Borrower to comply with all obligations in respect of the Liabilities, and with any agreements made to that effect.

4.	TRANSFERS

Each Lender shall be entitled to assign or transfer any of its rights and obligations under this Subordination Agreement to any party to which its rights and obligations under the Facility Agreement are assigned and transferred in accordance with the provisions thereof, provided that the relevant assignee agrees in writing prior to any such assignment to become a party to this Subordination Agreement, and to assume all rights and obligations of the assignor hereunder without any limitation or restriction. The parties to this Subordination Agreement confirm that any person becoming a Lender in accordance with the terms of the Facility Agreement shall be entitled to the benefit of the provisions contained herein as if it had been originally named a party hereto, and each party makes an irrevocable offer to that effect to each such person.

5.	MISCELLANEOUS

5.1	Any declarations or communication to be made by or to the Finance Parties in relation to this Subordination Agreement shall be made by or to the Security Agent in its capacity as agent for the Finance Parties, in accordance with the terms of the Facility Agreement.

5.2	Any notice or communication to be made under or in connection with this Agreement shall be in writing and shall be delivered personally or by registered letter, courier or facsimile to the addresses set out on the execution pages hereof.

5.3	All supplements to and amendments of this Subordination Agreement (including this Clause 5.3) shall be effective only when made in writing.

5.4	The invalidity or unenforceability of one or more provisions of this Subordination Agreement shall not affect the validity or enforceability of any other provisions of this Subordination Agreement. Any invalid or unenforceable provision shall be substituted by a provision which approximates most closely the economic purpose of the invalid or unenforceable provision. The same shall apply accordingly in case of any omissions.

5.5	This Subordination Agreement shall be governed by the laws of Germany.

5.6	The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Subordination Agreement (including a dispute regarding the existence, validity or termination of this Subordination Agreement).

5.7	Without prejudice to any other mode of service allowed under any relevant law, each of the Partners hereby irrevocably appoints the Borrower (which accepts) as its agent for service of process in relation to any proceedings before the German courts in connection with this Subordination Agreement, and agrees that failure by a process agent to notify any relevant party of the process will not invalidate the proceedings concerned.

[schedule to follow]

SIGNATURES

ADVANCED MICRO DEVICES, INC.

As Partner

Date: 20 April 2004

by:	/s/ Kelly Smales
Name, title: Kelly Smales, Treasurer

AMD FAB 36 HOLDING GMBH

As Partner

Date: 20 April 2004

by:	/s/ Grabbe
Name, title: Hartwig Grabbe, Attorney in Fact

AMD FAB 36 ADMIN GMBH

As Partner

Date: 20 April 2004

by:	/s/ Grabbe
Name, title: Hartwig Grabbe, Attorney in Fact

LEIPZIGER MESSE GMBH

As Partner

Date: 20 April 2004

by:	/s/ i.V. Harald Amer
Name, title:

FAB 36 BETEILIGUNGS GMBH

As Partner

Date: 20 April 2004

by:	/s/ i.V. Harald Amer
Name, title:

AMD FAB 36 LLC

As Partner

Date: 20 April 2004

by:	/s/ Kelly Smales
Name, title: Kelly Smales, Attorney in Fact

LM BETEILIGUNGSGESELLSCHAFT MBH

As Partner

Date: 20 April 2004

by:	/s/ i.V. Harald Amer
Name, title:

The Borrower

AMD FAB 36 LIMITED LIABILITY COMPANY & CO. KG

Date: 20 April 2004

by:	/s/ Grabbe
Name, title: Hartwig Grabbe, Attorney in Fact

The

MANDATED LEAD ARRANGERS

Date: 20 April 2004

by:	/s/ Thomas R. Christopherson
Name, title: Thomas R. Christopherson, Director

The Facility Agent

DRESDNER BANK LUXEMBOURG S.A.

Date: 20 April 2004

by:	/s/ Menzel
Name, title: H.-J. Menzel, Director

The Security Agent

DRESDNER BANK AG in BERLIN

Date: 20 April 2004

by:	/s/ W. A. Kittner
Name, title: W. A. Kittner, VP

The

FINANCIAL INSTITUTIONS listed in Schedule 1

Date: 20 April 2004

by:	/s/ v. Finckenstein
Name, title: Robert von Finckenstein, Director